EXHIBIT 12

                      THE CIT GROUP, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                              (Dollars in Millions)

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                                                                        For the Six Months Ended
                                                                                June 30,
                                                                    ------------------------------
                                                                      2000                   1999
                                                                    --------                ------
Net income                                                          $  295.3                $188.2

Provision for income taxes                                             181.5                 100.5
                                                                    --------                ------

Earnings before provision for income taxes                             476.8                 288.7
                                                                    --------                ------

Fixed charges:
  Interest and debt expense on indebtedness                          1,202.8                 554.1
  Minority interest in subsidiary trust holding solely
    debentures of the Company                                            9.6                   9.6
  Interest factor - one third of rentals on real and
    personal properties                                                 11.1                   4.9
                                                                    --------                ------

Total fixed charges                                                  1,223.5                 568.6
                                                                    --------                ------

Total earnings before provision for income taxes
  and fixed charges                                                 $1,700.3                $857.3
                                                                    ========                ======

Ratios of earnings to fixed charges                                    1.39x                 1.51x

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